Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, ( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of Ampal – American Israel Corporation of our report dated January 17, 2006 relating to the financial statements of GCT, Ltd for the year ended December 31, 2005 which appears in the Current Report on Form 8-K of Ampal – American Israel Corporation dated February 2008.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, New York
February 7, 2008